UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2004

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, WA		98155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

Effective October 1, 2004, RealNetworks, Inc. (the "Company") entered into a Lease Amendment (the "Lease Amendment") amending the Lease dated January 21, 1998 between the Company and 2601 Elliott LLC, a Washington limited liability company (the "Lease"), regarding the Company's headquarters located at 2601 Elliott Avenue, Seattle, Washington (the "Leased Premises").

The Lease Amendment provides for a reduction in the amount of office space leased by the Company at the Leased Premises of between 16,355 and 21,470 rentable square feet, which space constitutes between 6% and 8% of the total space leased by the Company at the Leased Premises. In addition, pursuant to the Lease Amendment, the Company's rent and related expenses for the Leased Premises will be reduced by approximately 20% over the next six and one-half years, and the Company will pay an average monthly rent of approximately $335,000. The Company will occupy approximately 260,000 square feet of office space at the Leased Premises following the reduction in leased space. The Lease Amendment extends the term of the Lease by three and one-half years, and the expiration date of the Lease has been extended to September 30, 2014. The Company also has the option to extend the term of the Lease for two consecutive periods of five years.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc. (Registrant)

October 4, 2004	By:	/s/ Robert Kimball

Name: /s/ Robert Kimball
Title: Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary